Exhibit 10.2

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (this “Agreement”) is dated as of September 1, 2008, by and among Thomas Properties Group, Inc., a Delaware corporation (“TPG”), Thomas Properties Group, L.P., a Maryland limited partnership (the “Operating Partnership”) and Paul S. Rutter (the “Executive”). TPG and the Operating Partnership are collectively referred to herein as the “Company.”

WHEREAS, concurrently with the execution of this Agreement, the Company and the Executive have entered into (i) an Employment Agreement, pursuant to which the Company has agreed to employ the Executive, and the Executive has agreed to be employed by the Company, as an Executive Vice President and General Counsel (the “Employment Agreement”) and (ii) a confidentiality agreement (the “Confidentiality Agreement”); and

WHEREAS, the Company and the Executive agree that, in connection with the execution of the Employment Agreement and the Executive’s employment, the Executive will not engage in competition with the Company pursuant to the terms and conditions hereof. Capitalized terms used herein and not defined herein shall have the meanings given in the Employment Agreement.

NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Noncompetition.

(a) During the Employment Period the Executive shall not engage in Competition (as defined below) with the Company or any of its subsidiaries or affiliates. To the extent permitted by federal and state law, this Agreement shall continue in effect for one year beyond the end of the Employment Period only if Executive voluntarily resigns from employment with the Company during the Employment Period but excluding a resignation for Good Reason, a Change in Control Resignation, or a resignation as a result of Executive’s exercise of the right to resign under Section 2(b)(iii) of the Employment Agreement.

(b) The term “Competition” for purposes of this Agreement shall mean the taking of any of the following actions by the Executive: (i) the conduct, directly or indirectly, of any business involving real property development, investment, acquisition, sale or management, whether such business is conducted by the Executive individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; and/or (ii) ownership of interests in real property which are competitive, directly or indirectly, with any business carried on by the Company (or any successor thereto) or its subsidiaries or affiliates; provided, however, that the term “Competition” shall be deemed to exclude (A) the direct or indirect ownership by the Executive of up to five percent (5%) of the outstanding equity interests of any public company or up to ten percent (10%) in any privately held fund, partnership or other real estate investment vehicle, and (B) residential real estate.

(c) During the Employment Period, and for two (2) years thereafter, the Executive shall not, directly or indirectly, engage, employ or solicit the employment of any person who is then or has been within three (3) months prior to the time of such action, an employee of the Company, or any affiliate of either TPG or the Operating Partnership.

2. Specific Performance. The Executive acknowledges that in the event of breach or threatened breach by the Executive of the terms of Section 1 hereof, the Company could suffer significant and irreparable harm that could not be satisfactorily compensated in monetary terms, and that the remedies at law available to the Company may otherwise be inadequate and the Company shall be entitled, in addition to any other remedies to which it may be entitled to under law or in equity, to specific performance of this Agreement by the Executive including the immediate ex parte issuance, without bond, of a temporary restraining order enjoining the Executive from any such violation or threatened violation of Section 1 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising any such remedies, and the Executive hereby waives any such requirement or condition.

3. Adequacy of Consideration. The Executive acknowledges that his receipt of Incentive Units in the Operating Partnership will be full, fair and adequate to support his obligations hereunder.

4. Reasonableness of Covenants. The Executive agrees that all of the covenants contained in this Agreement are reasonably necessary to protect the legitimate interests of the Company and its affiliates, are reasonable with respect to time and territory and that he has read and understands the descriptions of the covenants so as to be informed as to their meaning and scope.

5. Attorneys Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs as set forth in the Employment Agreement.

6. No Alteration of Employment Status. The execution of this Agreement shall not be construed in any manner to alter the Executive’s employment with the Company as provided in the Employment Agreement.

7. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof or as a waiver of any other provision of this Agreement. The remedies set forth herein are nonexclusive and are in addition to any other remedies that the Company may have at law or in equity.

8. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Notwithstanding the foregoing, if any provision of this Agreement should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.

9. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

10. Entire Agreement. This Agreement, together with the Employment Agreement, the Confidentiality Agreement, and the Indemnification Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

11. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor.

12. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s most recent address on the records of the Company,

If to the Company:

Thomas Properties Group, Inc.

515 South Flower Street, Sixth Floor

Los Angeles, CA 90071

Attn: James A. Thomas, CEO

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14. Executive’s Acknowledgment. The Executive acknowledges (a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Thomas Properties Group, Inc.,
a Delaware corporation

By:	/s/ James A. Thomas
James A. Thomas
Chief Executive Officer

Thomas Properties Group, L.P. a Maryland limited partnership

By:	Thomas Properties Group, Inc., a Delaware corporation,
	Its:	General Partner

	By:	/s/ James A. Thomas
James A. Thomas
Chief Executive Officer

Executive

/s/ Paul S. Rutter
Paul S. Rutter

4